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                                                                     EXHIBIT 5.1


October 31, 1997




The Board of Directors of
  InterWest Bancorp, Inc.
275 SE Pioneer Way
Oak Harbor, WA 98277

Re: ISSUANCE OF SECURITIES BY INTERWEST BANCORP, INC. IN CONNECTION WITH THE ACQUISITION OF SHARES OF PUGET SOUND BANCORP, INC.


Ladies and Gentlemen:

        We are acting as counsel for InterWest Bancorp, Inc. a Washington bank holding company ("InterWest"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of a maximum of 441,753 shares of common stock of InterWest, $.20 par value per share (the "Shares"). A Registration Statement on Form S-4 (the "Registration Statement") is being filed under the Act with respect to the offering of the Shares pursuant to the proposed acquisition of Puget Sound Bancorp, Inc. a Washington bank holding company ("Bancorp").

        In connection with the offering of the Shares, we have examined: (a) the Agreement and Plan of Merger between InterWest and Bancorp dated as of September 18, 1997 (the "Agreement"), attached as Appendix A to the Prospectus/Proxy Statement, included in the Registration Statement; (b) the Registration Statement; and (c) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of InterWest.

        Based and relying solely upon the foregoing, we advise you that in our opinion, the Shares, or any portion thereof, when issued pursuant to the Agreement after the Registration Statement has become effective under the Act, will be legally issued under the laws of the State of Washington and will be fully paid and nonassessable.

        Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.




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Board of Directors
October 31, 1997
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        This opinion has been prepared solely for your use in connection with the Registration Statement and, in that regard, may also be relied upon by the shareholders of Bancorp.

                                            Very truly yours,

                                            GRAHAM & DUNN

                                            /s/ Graham & Dunn